UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KB GLOBAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No 3 Building of No 1 Jiali Construction Plaza FL 13,
No.4th Central Road, Futian, Shenzhen, Guangdong Province,
People’s Republic of China	518000
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-261688 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The Description of Registrant’s Securities to be Registered can be found in the Form S-1/A, filed on August 25, 2022 and incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement: N/A

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) KB Global Holdings Limited

Date September 5, 2023

By	/s/ Li Guo
Li Guo, Chief Executive Officer and Director

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